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                                                                     EXHIBIT 4.5

           1996 LONG TERM INCENTIVE PLAN OF PRIMEX TECHNOLOGIES, INC.


Section 1.  Purpose
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The purposes of the 1996 Long Term Incentive Plan of Primex Technologies, Inc.
(the "Plan") are to encourage selected salaried employees of Primex Technologies, Inc. (together with any successor thereto, "Primex") and its Affiliates (as defined below) to acquire a proprietary interest in Primex's growth and performance, to generate an increased incentive to contribute to Primex's future success and to enhance the ability of Primex and its Affiliates to attract and retain qualified individuals.

Section 2.  Definitions
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As used in the Plan:

(a) "Affiliate" means (i) any entity that, directly or through one or more intermediaries, is controlled by Primex and (ii) any entity in which Primex has a significant equity interest as determined by the Committee.

(b) "Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(c) "Award Agreement" means any written agreement or other instrument or document evidencing an Award granted under the Plan. The terms of any plan or guideline adopted by the Board or the Committee and applicable to an Award shall be deemed incorporated in and a part of the related Award Agreement.

(d)  "Board" means the Board of Directors of Primex.

(e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(f) "Committee" means a committee of the Board designated by the Board to administer the Plan and composed of not fewer than two directors each of whom shall be a Non-Employee Director as defined by Rule 16b-3 .

(g) "Dividend Equivalent" means any right granted under Section 6(f)(iv) of the Plan.

(h) "Fair Market Value" means, with respect to any property (including, without limitation, Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(i)  "Incentive Stock Option" means an option to purchase Shares granted under
     Section 6(a) of the Plan that is intended to meet the requirements of
     Section 422 of the Code or a successor provision thereto.

(j) "Non-Qualified Stock Option" means an option to purchase Shares granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(k)  "Olin" means Olin Corporation, a Virginia corporation, and its successors.

(l)  "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

(m) "Other Stock-Based Award" means any right granted under Section 6(e) of the Plan.

(n)  "Participant" means a Salaried Employee granted an Award under the Plan.

(o)  "Performance Award" means any right granted under Section 6(d) of the Plan.
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(p)  "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(q) "Released Securities" means securities that were Restricted Securities with respect to which all applicable restrictions imposed under the terms of the relevant Award have expired, lapsed or been waived or satisfied.

(r) "Restricted Securities" means Awards of Restricted Stock or other Awards under which outstanding Shares are held subject to certain restrictions.

(s)  "Restricted Stock" means any Share granted under Section 6(c) of the Plan.

(t) "Restricted Stock Unit" means any right granted under Section 6(c) of the Plan that is denominated in Shares.

(u) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule.

(v) "Salaried Employee" means any salaried employee of Primex or of an Affiliate.

(w) "Shares" means the Common Stock of Primex and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(x) "Stock Appreciation Right" means any right granted under Section 6(b) of the Plan.

Section 3.  Administration
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The Plan shall be administered by the Committee which shall have full power and authority to: (i) designate Participants; (ii) determine the Awards to be granted to Participants; (iii) determine the number of Shares (or securities convertible into Shares) to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, substituted, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, substituted, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and guidelines and appoint such agents as it shall deem appropriate for the administration of the Plan; and (ix) make any other determination and take any other action that it deems necessary or desirable for such administration. All designations, determinations, interpretations and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all Persons, including Primex, any Affiliate, any Participants, any holder or beneficiary of any Award, any shareholder and any employee of Primex or of any Affiliate. All powers and responsibilities of the Committee provided in the Plan may also be exercised by the Board at any time.

Section 4.  Shares Available for Awards
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(a)  Shares Available.  Subject to adjustment as provided in Section 4(b) of the
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     Plan:

     (i) The aggregate number of Shares available for granting Awards under the Plan shall be 350,000 If an Award is denominated in or relates to a security of Primex convertible into its Common Stock, the number of shares of Common Stock into which such security shall be convertible (calculated as of the date of grant of the Award, subject to adjustment as provided in Section 4(b) hereof or under the terms of such security) shall be deemed denominated in Shares and counted against the aggregate number of Shares available for the granting of Awards under the Plan. If, after the effective date of the Plan, Shares subject to an Award granted under the Plan (other than Restricted Securities) are forfeited, or the Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares subject to such Award or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of such forfeiture or termination, shall again be available for granting Awards under the Plan." Any Award (other than a
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          Dividend Equivalent) denominated in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan even though the Award is ultimately paid in cash, provided that, notwithstanding the foregoing, (i) Stock Appreciation Rights payable solely in cash shall not be deemed to be an Award denominated in shares and (ii) an Award shall not be deemed denominated in Shares if the dollar amount of the Award is fixed at the time of grant by reference to the market value of Shares or otherwise.

        (ii)  For purposes of this Section 4:

            (A) If an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

            (B) Dividend Equivalents paid in Shares and Awards not denominated in Shares but paid in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan;

     provided, however, that Awards that operate in tandem with, or that are
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     substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by Primex, and any Awards that are granted by, or become obligations of, Primex, through the assumption by Primex or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not, except in the case of Awards granted to Salaried Employees who are officers or directors of Primex for purposes of
     Section 16 of the Securities Exchange Act of 1934, as amended, be counted against the Shares available for granting Awards under the Plan.

(b)  Adjustments.  In the event that the Committee determines that any dividend
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     or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of Primex, issuance of warrants or other rights to purchase Shares or other securities of Primex, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the limitation contained in Section 4(c), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase or exercise price with respect to any Award, or, if the Committee deems it appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that with respect to Awards of Incentive Stock Options,
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     no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto. Notwithstanding the foregoing, a Participant to whom Dividend Equivalents or dividend units have been awarded shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.

(c) Notwithstanding anything contained in this Plan to the contrary, grants to any one Participant of Awards which represent or are designated in Shares shall not exceed 70,000 Shares in any calendar year.

Section 5.  Eligibility
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Any Salaried Employee, including any officer or employee-director of Primex or an Affiliate, who is not a member of the Committee shall be eligible to be designated a Participant.

Section 6.  Awards
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(a)  Options.  The Committee is authorized to grant Options to Participants with
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     the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:
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      (i) Exercise Price.  The purchase price per Share purchasable under an
          Option shall be determined by the Committee; provided, however, that
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          such purchase price shall not be less than the Fair Market Value of a
          Share on the date of grant of such Option.

     (ii) Option Term. The term of each Option shall be fixed by the Committee, provided that in no event shall the term of an Option exceed a period of ten years from the date of its grant.

    (iii) Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (but in no event shall an Option be exercisable before the expiration of six months from the date of its grant, subject to Section 9 thereof, or after the expiration of ten years from the date of its grant), and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made.

     (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Without limiting the preceding sentence, the aggregate Fair Market Value (determined at the time an option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Participant's employer corporation and its parent and subsidiary corporations providing for Options) shall not exceed such dollar limitation as shall be applicable to Incentive Stock Options under Section 422 of the Code or a successor provision.

(b)  Stock Appreciation Rights.  The Committee is authorized to grant Stock
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     Appreciation Rights to Participants which may but need not relate to a specific Option granted under Section 6(a). Subject to the terms of the Plan and any applicable Award Agreement, each Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, up to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the exercise price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the exercise price, term, methods of exercise, methods of payment or settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee, except that Stock Appreciation Rights related to Incentive Stock Options shall have the same terms and conditions as such Options, and in no event shall the term of a Stock Appreciation Right exceed a period of ten years from the date of its grant. In the case of any Stock Appreciation Right related to an Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right and then only to the extent of the excess. Any Option related to a Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.

(c)  Restricted Stock and Restricted Stock Units.
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      (i) Issuance.  The Committee is authorized to grant Awards of Restricted
          Stock and Restricted Stock Units to Participants.

     (ii) Restrictions.  Shares of Restricted Stock and Restricted Stock
          Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate, provided that in order for a participant to vest in Awards of Restricted Stock or Restricted Stock Units, the participant must remain in the employ of Primex or an Affiliate for a period of not less than six months commencing on the date of grant of the Award, subject to Section 9 hereof and subject to relief for specified reasons as may be approved by the Committee.
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    (iii) Registration.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and when delivered to the Participant shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

     (iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still subject to restriction shall be forfeited and reacquired by Primex; provided, however, that the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

(d)  Performance Awards.  The Committee is authorized to grant Performance
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     Awards to Participants.  Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee, provided that a performance period shall be at least six months, subject to
     Section 9 thereof.

(e)  Other Stock-Based Awards.  The Committee is authorized to grant to
     ------------------------
     Participants such other awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, phantom Shares, securities convertible into Shares and dividend units), as are deemed by the Committee to be consistent with the purposes of the Plan, provided that such grants shall comply with Rule 16b-3 to the extent applicable and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase, exchange or conversion right granted under this Section 6(e) shall be issued for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase, exchange or conversion right is granted.

     Other Stock-based Award Agreements shall contain provisions dealing with the disposition of such Award in the event of termination of the Participant's employment prior to exercise, realization or payment of the Award.

(f)  General.
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      (i) No Cash Consideration for Awards.  Participants shall not be required to make any cash payment for the granting of an Award except for such minimum consideration as may be required by applicable law.

     (ii) Awards May Be Granted Separately or Together.  Awards may be
          granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award or benefit granted under any other plan or arrangement of Primex or any Affiliate, or as payment for or to assure payment of an award or benefit granted under any such other such plan or arrangement, provided that the purchase or exercise price under an Award encompassing the right to purchase Shares shall not be reduced by the cancellation of such Award and the substitution of another Award. Awards so granted may be granted either at the same time as or at a different time from the grant of such other Awards or awards or benefits.
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    (iii) Forms of Payment Under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments to be made by Primex or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

     (iv) Dividend Equivalents or Interest. Subject to the terms of the Plan and any applicable Award Agreement, a Participant, including the recipient of a deferred Award, shall, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents, with respect to the Shares covered by the Award. The Committee may provide that any such amounts shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the award of Dividend Equivalents or dividend units, a Participant shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.

      (v) Limits on Transfer of Awards. No Award (other than Released Securities) or right thereunder shall be assignable or transferable by a Participant, other than (unless limited in the Award Agreement) by will or the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to Primex), except that an Option may be transferred by gift to any member of the holder's immediate family or to a trust for the benefit of one or more of such immediate family members, if expressly permitted in the applicable Award Agreement; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries with respect to any Award to exercise the rights of the Participant, and to receive any property distributable, upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law by the Participant's guardian or legal representative unless it is an Option and has been transferred as permitted hereby to a member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members, in which case it shall be exercisable only by such transferee. For the purposes of this provision, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren. No Award (other than Released Securities), and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of Primex, and any purported pledge, attachment, or encumbrance thereof other than in favor of Primex shall be void and unenforceable against Primex or any Affiliate.

     (vi) Term of Awards. Except as otherwise expressly provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

    (vii) No Rights to Awards. No Salaried Employee, Participant or other Person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of Salaried Employees, Participants or holders or beneficiaries of Awards under the Plan.
          The terms and conditions of Awards need not be the same with respect to each recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument accepting the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

   (viii) Delegation. Notwithstanding any provision of the Plan to the contrary, the Committee may delegate to one or more officers or managers of Primex or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights or conditions with respect to, alter, discontinue, suspend, or terminate Awards held by, Salaried Employees who are not officers or directors of Primex for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

     (ix) Withholding. Primex or any Affiliate may withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise or any payment under such Award or under the Plan, and take such other action as may be necessary in the opinion of Primex or Affiliate to satisfy all obligations for the payment of such taxes.

      (x) Other Compensation Arrangements. Nothing contained in the Plan shall prevent Primex or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (xi) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of Primex or any Affiliate. Nothing in the Plan or any Award Agreement shall limit the right of Primex or an Affiliate at any time to dismiss a Participant from employment, free from any liability or any claim under the Plan or the Award Agreement.

    (xii) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Florida and applicable Federal law.

   (xiii) Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

    (xiv) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Primex or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from Primex or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Primex or any Affiliate.

     (xv) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

    (xvi) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

   (xvii) Conflict with Plan. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

  (xviii) Notwithstanding any provision in this Plan to the contrary, Awards granted under Sections 6(c), 6(d) or 6(e) and designated by the Committee as being performance-based shall have as performance measures any one of or any combination of any of the following measures: Economic Value Added, Return on Equity and Total Return to Shareholders. For purposes of the Plan, "Economic Value Added" shall mean Primex's consolidated sales less its operating costs (including tax) less a capital charge based on Primex's cost of capital assets employed in its business, "Return on Equity" shall mean consolidated income of Primex after taxes and before the after-tax effect of any special charge or gain and any cumulative effect of any change in accounting, divided by average shareholders equity and "Total Return to Shareholders" shall mean for the performance period total return to shareholders of $100 worth of Shares for such period assuming reinvestment of dividends on a quarterly basis. The

          Committee shall determine the performance goals for each such performance measure with respect to each such Award.

    (xix) Death or Disability. In the event of the death or disability of the holder of an Award while the holder is employed by Primex or an Affiliate, [or, if holder is retired (at or after attainment of age 55 with 10 years of service with the Corporation or an Affiliate, including prior service with Olin Corporation),] any outstanding Award will continue to be vested and exercisable under the terms of the Plan. For purposes of this Plan, a holder of an Award shall be considered disabled if he is qualified under the Long-Term Disability Plan of Primex Technologies, Inc.

Section 7.  Amendment and Termination
            -------------------------

(a)  Amendments to the Plan.  The Board may amend, suspend, discontinue or
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     terminate the Plan, including, without limitation, any amendment, suspension, discontinuation or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided,
                                                               --------
     however, that, notwithstanding any other provision of the Plan or any Award
     -------
     Agreement, without the approval of the shareholders of Primex, no such amendment, suspension, discontinuation or termination shall be made that would permit any Award encompassing rights to purchase Shares to be granted with per Share purchase or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof (except for any adjustment permitted by Section 4(b)); provided further that no amendment, suspension,
                                 -------- -------
     discontinuation or termination (i) that would impair the rights of such Participant, holder or beneficiary shall be made with respect to Section 9 of the Plan after a Change in Control, as defined therein and (ii) may increase the amount of payment of any Award to any Participant.

(b)  Amendments to Awards.  The Committee may waive any conditions or rights
     --------------------
     with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided that no amendment, alteration, suspension,
               --------
     discontinuation or termination of an Award that would impair the rights of such Participant, holder or beneficiary shall be made after a Change in Control, as defined in Section 9; provided further that the Committee may not increase the payment of any Award granted any Participant.

(c)  Adjustments of Awards Upon Certain Acquisitions.  In the event Primex or
     -----------------------------------------------
     any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another company, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate.

d)   Adjustments of Awards Upon the Occurrence of Certain Unusual or
     ---------------------------------------------------------------
     Nonrecurring Events.  The Committee may make adjustments in the terms and
     -------------------
     conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting Primex, any Affiliate, or the financial statements of Primex or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that statements of Primex or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.

Section 8.  Additional Conditions to Enjoyment of Awards.
            --------------------------------------------

(a) The Committee may cancel any unexpired, unpaid or deferred Awards if at any time the Participant is not in compliance with all applicable provisions of the Award Agreement, the Plan and the following conditions:

      (i) A Participant shall not render services for any organization or engage, directly or indirectly, in any business which, in the judgment of the Committee or, if delegated by the Committee to the Chief Executive Officer, in the judgment of such Officer, is or becomes competitive with Primex or any Affiliate, or which is or becomes otherwise prejudicial to or in conflict with the interests of Primex or any Affiliate. Such judgment shall be based on the Participant's positions and responsibilities while employed by Primex or an Affiliate, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between Primex or an Affiliate and the other organization or business, the effect on customers, suppliers and competitors of the Participant's assuming the post-employment position, the guidelines established in the then current edition of Primex's Code of Business Conduct, and such other considerations as are deemed relevant given the applicable facts and circumstances. The Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over the counter, and such investment does not represent a substantial investment to the Participant or a greater than 1% equity interest in the organization or business.

     (ii) Participant shall not, without prior written authorization from Primex, disclose to anyone outside Primex, or use in other than Primex's business, any secret or confidential information, knowledge or data, relating to the business of Primex or an Affiliate in violation of his or her agreement with Primex or the Affiliate.

    (iii) A Participant, pursuant to his or her agreement with Primex or an Affiliate, shall disclose promptly and assign to Primex or the Affiliate all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by Primex or the Affiliate, relating in any manner to the actual or anticipated business, research or development work of Primex or the Affiliate and shall do anything reasonably necessary to enable Primex or the Affiliate to secure a patent where appropriate in the United States and in foreign countries.

(b) Notwithstanding any other provision of the Plan, the Committee in its sole discretion may cancel any Award at any time prior to the exercise thereof, if the employment of the Participant shall be terminated, other than by reason of death, unless the conditions in this Section 8 are met.

(c) Failure to comply with the conditions of this Section 8 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause the exercise, payment or delivery to be rescinded. Primex shall notify the Participant in writing of any such rescission within two years after such exercise payment or delivery and within 10 days after receiving such notice, the Participant shall pay to Primex the amount of any gain realized or payment received as a result of the exercise, payment or delivery rescinded. Such payment shall be made either in cash or by returning to Primex the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

(d) Upon exercise, payment or delivery pursuant to an Award, the Committee may require the Participant to certify on a form acceptable to the Committee, that he or she is in compliance with the terms and conditions of the Plan.

(e) Nothing herein shall be interpreted to limit the obligations of a Participant under his or her employee agreement or any other agreement with Primex.

Section 9.  Change in Control
            -----------------

(a) Except as the Board or the Committee may expressly provide otherwise prior to a Change in Control of Primex (as defined below) and subject to the provisions of Section 6(f)(vii) hereof, in the event of a Change in Control of Primex:

      (i) all Options and Stock Appreciation Rights then outstanding shall become immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments;

     (ii) unless a Stock Appreciation Right shall have already been granted with respect to an outstanding Option, the Participant holding such Option shall be deemed also to hold a Stock Appreciation Right related to such Option, exercisable in accordance with and subject to the terms and conditions of Section 6(b) for the number of Shares exercisable under such Option after giving effect to such acceleration, which Stock Appreciation Right may, but need not be, evidenced by separate written agreement;

    (iii) all restrictions and conditions of all Restricted Stock and Restricted Stock Units then outstanding shall be deemed satisfied as of the date of the Change in Control; and

     (iv) all Performance Awards shall become vested, deemed earned in full and promptly paid to the Participants, cash units in cash and phantom stock units in the Shares represented thereby or such other securities, property or cash as may be deliverable in respect of Shares as a result of a Change in Control, without regard to payment schedules and notwithstanding that the applicable performance cycle or retention cycle shall not have been completed.

(b) The term "Change in Control" shall mean the occurrence of any one of the following events:

      (i) the Corporation ceases to be owned by at least 300 shareholders of record after December 31, 1996, or ceases, by action of the Corporation's Board of Directors, to be either listed on a national securities exchange or authorized for quotation on The Nasdaq Stock Market;

     (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act), other than the Corporation, a majority-owned subsidiary of the Corporation, or an employee benefit plan (or related trust) of the Corporation, or such subsidiary, become(s) the "beneficial owner" (as defined in Rule 13(d)(3) under the Act) of 15% or more of the then outstanding voting stock of the Corporation;

    (iii) during any period of two consecutive years after 1996, individuals who at the beginning of such period constitute the Corporation's Board of Directors (together with any new Director whose election by the Corporation's Board of Directors or whose nomination for election by the Corporation's shareholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office.

     (iv) all or substantially all of the business or assets of the Corporation is disposed of pursuant to a merger, consolidation or other transaction in which the Corporation is not the surviving corporation or the Corporation combines with another company and is the surviving corporation (unless the shareholders of the Corporation immediately following such merger, consolidation, combination or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Corporation or (y) the combined company; or

      (v) the Corporation's Board of Directors determines that a tender offer for the Corporation's shares indicates a serious intention by the offeror to acquire control of the Corporation.

Section 10.  Effective Date of the Plan
             --------------------------

The Plan shall be effective as of the date of its approval by the shareholder of Primex.

Section 11.  Term of the Plan
             ----------------

No Award shall be granted under the Plan after December 1, 2006, but unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

                                   APPENDIX I

                             RESTRICTED STOCK UNITS

          The following terms will apply to restricted stock units granted January 7, 1997:

     "Fair Market Value" means, with respect to a date, on a per share basis, the average of the high and the low price of a share of Common Stock reported on the consolidated transaction reporting system for NASDAQ issues on such date or if Common Stock is not traded on such day, such average price on the next preceding date on which it is traded."

     "Measurement Time" means with respect to a Vesting Period, the close of business on the last day of the fifth calendar year of such Vesting Period; provided, however, that if the Committee determines that Total Return to
     --------  -------
     Shareholders of Primex using the Fair Market Value of Primex Common Stock on January 7, 1997, as a base of $100 is equal to or greater than $160 at the close of business on the last day of the third calendar year of such Vesting Period, then such day shall be the Measurement Time for such Vesting Period.

     "Restricted Stock Unit" means one phantom share of Primex Common Stock granted pursuant to the Plan.

     "Vesting Period" means with respect to a Restricted Stock Unit, a period of five calendar years (beginning with the calendar year in which such Restricted Stock Unit is granted) at the end of which such Restricted Stock Unit is to vest; provided that if the Committee determines that Total Return to Shareholders of Primex using the Fair Market Value of Primex Common Stock on January 7, 1997, as a base of $100 is equal to or greater than $160 at the close of business on the last day of the third calendar year of such Vesting Period, then the Vesting Period shall end at the close of business on the last day of such third calendar year.

          Except as otherwise provided in the Plan, a Participant's interest in a restricted Stock Unit will vest only at the Measurement Time applicable to the Vesting Period for such Restricted Stock Unit. Each Restricted Stock Unit not vested by the Measurement Time relating to such unit will be forfeited.

          Each vested Restricted Stock Unit will be payable to a Participant by delivery of one share of Primex Common Stock following the Measurement Time.

          Each outstanding Restricted Stock Unit shall accrue amounts equivalent to the cash dividends payable on a share of Primex Common Stock ("dividend equivalents"). Such dividend equivalents will be paid to a Participant only if the Restricted Stock Unit on which such dividend equivalents were accrued vests. Dividend equivalents accrue interest at an annual rate equal to Primex's before-tax cost of borrowing as determined from time to time by Primex's Chief Financial Officer or Treasurer or the Committee, compounded quarterly. Accrued dividend equivalents on restricted stock units that do not vest will not vest and will be forfeited.

          The total amount of Restricted Stock Units (and dividend equivalents and related interest) vested in a Participant at each Measurement Time of an applicable Vesting Period will be paid on or before March 15 of the year following such Measurement Time.

          If Restricted Stock Units are to be paid in cash, the Primex Common Stock will be valued at the average of the high and low sales prices thereof as reported on the NASDAQ National Market System on the fifth business day before such cash payment is due (or if Primex Common Stock is not traded on such day, the first preceding day on which such stock is traded).

          Restricted Stock Units will carry no voting rights nor, except as provided herein, be entitled to receive any dividends or other rights enjoyed by shareholders.

          Upon a Change in Control, an amount equal to the then fair market value of shares of Primex Common Stock equal to the number of Restricted Stock Units otherwise not vested will be paid in cash rather than in Primex Common Stock.

          With certain exceptions as the Committee may determine, a Participant's unvested Restricted Stock Units will be forfeited if his or her employment terminates before the applicable Measurement Time.

          Taxes will be withheld from payouts of Restricted Stock Units and related cash.

          This description of Restricted Stock Units is qualified in its entirety by reference to the applicable Award Agreement and the Plan.

                                 APPENDIX II
                                 -----------


                               STOCK OPTIONS AND
                           STOCK APPRECIATION RIGHTS
                           -------------------------


The following terms will apply to Stock Options and Stock Appreciation Rights granted pursuant to this Appendix II:

I.  Definitions
    -----------

  A. "Cause" means the commission of an act of dishonesty, gross incompetency or intentional or willful misconduct, which act occurs in the course of an optionee's performance of his duties as an employee.

  B. "Exercise Price" means the Fair Market Value of a Share on the date of grant.

  C. "Fair Market Value" means, with respect to a date, on a per share basis, the average of the high and the low sale price of a Share reported on the consolidated transaction reporting system for Nasdaq issues on such date or if Shares are not traded on such day, such average price on the next preceding date on which it is traded.

  D. "Incapacity" means any material physical, mental or other disability rendering the optionee incapable of substantially performing his or her services for his employer that is not cured within 180 days of the first occurrence of such incapacity.

  E.  "Option Term" means ten years from the date of grant.

II.  Option Exercise
     ---------------

  The optionee may purchase from Primex the following aggregate number of shares covered by the Option on and after each of the following dates during the term of the Option:

                Date                            Number of Shares
                ----                            ----------------

1st anniversary of the grant date      33-1/3% of original grant of Options
2nd anniversary of the grant date      66-2/3% of original grant of Options
3rd anniversary of the grant date      100% of original grant of Options

  The Option, to the extent vested, shall be exercisable in whole at any time or in part from time to time during the term of the Option, but not as to less than 25 shares (or the shares then purchasable under the Option if less than 25 shares) at any one time.

  The exercise price shall either be tendered in cash (or check) or Shares or a combination of cash (or check) or Shares. Shares surrendered as payment for the exercise price shall be valued at Fair Market Value on the date on which the certificates for such Shares are surrendered to Primex.

  If at any time the optionee's employment with Primex or any Affiliate shall be terminated (a) voluntarily by the optionee for any reason other than death or Incapacity or (b) by Primex or any Affiliate for any reason other than for Cause, the optionee shall have the right to exercise his or her Option to the extent of the Shares with respect to which the Option could have been exercised by the optionee as of the date of his or her termination of employment in accordance with its terms but in no event beyond the earlier of (i) one year after the date of termination of employment or (ii) the scheduled expiration of such Option.

  If an optionee's employment with Primex or any of its Affiliates is terminated due to retirement (at or after attaining age 55 with 10 years of service with Primex or any Affiliate (including prior service with Olin Corporation)), the optionee shall have the right to exercise his or her Option to the extent of the Shares with respect to which the Option could have been exercised by the optionee as of the date of his or her retirement in accordance with its terms but in no event beyond the scheduled expiration of such Option.

  If the optionee's employment with the Company shall be terminated for Cause, his or her Option (whether or not vested) shall terminate and expire concurrently with such termination of employment and shall not thereafter be exercisable to any extent.

  If an optionee's employment with Primex or any of its Affiliates is terminated due to death or Incapacity, the Option shall (a) become fully vested and (b) be exercisable by the optionee (or in the event of the optionee's death, by his or her estate or by the person who acquired the right to exercise the Option by bequest or inheritance) provided that the Option is exercised prior to the scheduled expiration of such Option.

  If an optionee dies after his or her termination of employment during the period in which his or her Option remains exercisable, the Option may be exercised, to the extent the Option could have been exercised by the decedent immediately prior to his death, by the Optionee's estate or by the person who acquired the right to exercise the Option by bequest or inheritance at any time within one year after the date of death, but in no event beyond the scheduled expiration of such Option.

III.  Transferability of Options
      --------------------------

  All Options granted in accordance with this Appendix II shall be transferable to the extent permitted in Section 6(f)(v) of the Plan.

IV.  Delegation
     ----------

  The Committee hereby authorizes the Chairman, Chief Financial Officer and Vice President of Human Resources ("Management") to determine if the Awards granted pursuant to this Appendix will be incentive Stock Options or nonqualified Options for all recipients. With respect to any individual who is not an officer or director of Primex subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Committee authorizes Management to determine if a Stock Appreciation Right shall be granted in connection with any Option or as a separate Award. Any Stock Appreciation Right shall be exercisable in accordance with the terms included in Section II of this Appendix unless the Committee (or Management, in the case of an individual who is not subject to Section 16 of the Securities Exchange Act of 1934, as amended) decides otherwise.

V.  Shares Available for Awards; Plan Terms
    ---------------------------------------

  In addition to the 350,000 shares which were available for awards under the Plan prior to the effective date hereof, an additional 500,000 shares shall be available for the grant of stock options pursuant to this Appendix II.

Except as expressly provided in this Appendix II, all terms of the Plan shall continue to be in full force and effect.